LETTER OF INTENT


     This Letter of Intent is made this 27th day of May, 1996 in Columbia, Maryland between Mr. Sun Shou Yi ("Mr. Sun"), representative of Mr. Gao Yu Wen ("Mr. Gao") and Cheung Laboratories, Inc., a public company incorporated in Maryland ("CLI").

                                    RECITALS

     WHEREAS, in February 1995, Mr. Gao subscribed to purchase 20,000,000 shares of the common stock of CLI, 4,000,000 shares for $2,000,000 US cash (the "Cash Shares") and 16,000,000 shares for a 9.6% interest in Aester Fine Chemical Company (the "Aster Shares") and has purchased both the Cash Shares and the Aester Shares;

     WHEREAS, the purpose of the transaction with Mr. Gao was to utilize the facilities to Aester to create a cosmetic business in China with joint venture partners that would be beneficial to CLI and Mr. Gao;

     WHEREAS on May 10, 1995, CLI deposited $700,000 US cash with Mr. Gao in an investment account for Mr. Gao to manage and return an annual interest rate of 17% and $190,000 US of the account has been returned to CLI, leaving a balance owing of $510,000 plus interest;

     WHEREAS, despite significant efforts by Mr. Gao and CLI, the cosmetic business objectives are unlikely to be achieved due to the impaired health of Mr. Gao;

     WHEREAS, Mr. Gao has incurred expenses in operating an Hong Kong office to pursue the cosmetic business objectives and other business for CLI and has not been reimbursed for such expenses;

     WHEREAS, Mr. Sun has taken over, as a principal, the Aester Shares from Mr.Gao, and represents Mr. Gao with regard to the Cash Shares and the investment account; and

     WHEREAS, Mr. Gao is not in a position to pursue the cosmetic business plan due to his impaired health and CLI is not in a position to pursue the cosmetic business plan, as it will utilize its resources to pursue its hyperthermia business:

     NOW, THEREFORE, in consideration of furthering their respective business interests, Mr. Sun, as the representative of Mr. Gao, and CLI do hereby agree as follows, with the intention that this Letter of Intent will be binding and be implemented under the terms of a definitive contract to be prepared in Hong Kong and executed by the parties on or before June 8, 1996, which shall serve to provide the details for closing the transaction, but shall not vary the terms of this Letter of Intent.

         1. The above recitals are hereby incorporated in and made a part of this Agreement.

         2. CLI agrees to purchase all of the Cash Shares and pay Mr. Gao or his designated recipient on or before November 30, 1996, a sum total of US $2,200,000 (four million shares at $0.55/share).

         3. Upon signing of the definitive contract on or before June 8, 1996, the transactions pertinent to the Aester Shares and Cash Shares are considered rescinded. Mr. Gao (or his representative) will deposit both the CLI Cash Shares and the Aester Shares in an escrow account held by a mutually agreeable third party. The Aester Shares and Cash Shares are held in escrow as collateral for full payment of the $2,200,000 mentioned in paragraph above. The Cash Shares and the Aester Shares shall be returned immediately to CLI once the full payment of $2,200,000 has been made.

         4. The closing of the transaction contemplated by paragraphs and shall occur on or before November 30 in Hong Kong under the procedures agreed to in the definitive contract. At closing, Mr. Gao (or his representative) shall deliver the Cash Shares and the Aester Shares free and clear of any liens or encumbrances and CLI will deliver a cash sum total of US $2,200,000.

         5. Mr. Gao will provide an expense accounting promptly to CLI for the expenses incurred in work on the cosmetic business and other businesses of CLI and, following review of the accounting by CLI, will be reimbursed from the investment account for the expenses approved by CLI. CLI is to exercise its reasonable business judgment. This expenses accounting shall be completed by both parties by June 15, 1996 and the investment account balance fully resolved by such date.

         6. This the full agreement of the parties concerning the subject matter and is to be implemented by the definitive contract described above. This Letter of Intent shall be interpreted and enforced under the internal law of Maryland

319383.001(B&F)                                    2
the English version of this Letter of Intent shall control its terms. The terms and conditions defined in the definitive contract to be signed on or before June 8, 1996 shall govern.

         IN WITNESS WHEREOF, intending to be bound, the parties do hereby execute this Letter of Intent.

                                         CHEUNG LABORATORIES, INC.



                                         By:/s/__________________________

                                            MR. GAO'S REPRESENTATIVE



                                         By:/s/__________________________





319383.001(B&F)                                    3

                              REDEMPTION AGREEMENT


         THIS REDEMPTION AGREEMENT (the "Agreement") is made this 6th day of June, 1996 in Hong Kong between Mr. Sun Shou Yi ("Mr. Sun"), representative of Mr. Gao Yu Wen ("Mr. Gao") and Cheung Laboratories, Inc., a public company incorporated in Maryland, USA ("CLI" and/or the "Company").

                                    RECITALS

         WHEREAS, on the 27th day of May, 1996, the parties entered into a binding Letter of Intent for CLI to redeem 20,000,000 shares of the common stock of CLI from Mr. Gao under the terms and conditions set forth in the Letter of Intent, such terms and conditions to be fully implemented by this Redemption Agreement.

         NOW,  THEREFORE,   in  consideration  of  furthering  their  respective
business interests, Mr. Sun, as the representative of Mr. Gao, and CLI do hereby agree as follows:

         1.       The  Letter  of  Intent   dated  May  27,  1996,   is   hereby
incorporated in and made a part of this Agreement.

         2. Mr. Sun and CLI do hereby jointly appoint Leung To Kwan Pauline, solicitor, as the escrow agent ("Escrow Agent") to carry forth those responsibilities set forth in this Agreement to be executed by the Escrow Agent. The attached Escrow Agreement shall be executed by Mr. Sun, CLI and the Escrow Agent.

         3. CLI does hereby rescind and renounce the 9.6% interest it has held in Aester Fine Chemical Incorporated Limited, a corporation incorporated under the laws of China ("Aester") and Mr. Sun does hereby rescind and renounce the 20,000,000 share interest which Mr. Gao has held in CLI. The books and records of CLI shall show that the 20,000,000 CLI shares previously held by Mr. Gao have been rescinded and the books and records of Aester shall reflect that the 9.6% interest previously held by CLI has been rescinded, all as of the date that CLI delivers US $2,200,000 to Mr. Sun as described in this Agreement.

         4. Mr. Sun shall deliver to the Escrow Agent, within ten (10) days of execution of this Agreement, the 20,000,000 CLI shares previously held by Mr. Gao and such shares shall serve as security for the obligations of CLI to be performed under this Agreement (as described in paragraph below). If CLI shall fail to perform its obligations under this Agreement by November 30, 1996 (as set forth in paragraph below), a penalty of 3/4% per month shall be added to the amount payable by CLI, it being the intention of the parties that the payment be made and the CLI stock be released to CLI. If CLI fails to perform its obligations after three months past November 30, 1996, the Escrow Agent will return the 20,000,000 shares to Mr. Sun for his disposition.

         5. Within ten (10) days of the execution of this Agreement, CLI shall deliver to the Escrow Agent all evidence of CLI's 9.6% interest in Aester previously held by CLI. The Escrow Agent shall mark such documentation as rescinded and cancelled under this Agreement and transmit such documentation to Mr. Sun.

         6. On or before the close of business on November 29, 1996 in Columbia, Maryland, USA, CLI shall wire transfer $2.2 million (US) pursuant to instructions provided by Mr. Sun. Upon confirmation by CLI's bank that such wire transfer has been initiated by the bank, CLI shall have fully performed its obligations under this Agreement. CLI's bank shall send by facsimile transmission to the Escrow Agent evidence of having initiated such wire transfer. Upon receipt by such notice, the Escrow Agent shall release the 20,000,000 shares of CLI stock to CLI.

         7. Mr. Gao has given notice to the Company that he will not be able to serve on the Board of Directors and CLI shall accept this notice as Mr. Gao's resignation from the Board of Directors of CLI, effective the date of this Agreement. Mr. Gao will provide an expense accounting promptly to CLI for the expenses incurred in work on the cosmetic business and other businesses of CLI and, following review of the accounting by CLI, will be reimbursed from the investment account for the expenses approved by CLI. CLI is to exercise its reasonable business judgment. This expenses accounting shall be completed by both parties by June 15, 1996, and the investment account balance fully resolved by such date. After signing this Agreement, Mr. Gao will transfer the voting power of his shares to Dr. A. Cheung, the representative of CLI. It is further acknowledged that upon signing this Agreement, Mr. Gao and his representative will no longer be financially and legally responsible to the operation of CLI business.

         This Agreement reflects the full understanding of the parties and shall be interpreted and enforced under the internal laws of the State of Maryland, USA, and the English version of this Agreement shall control its terms.


319383.001(B&F)                                    2

         IN WITNESS WHEREOF, the parties, intending to be bound, do hereby execute this Agreement as of the date above written.

WITNESS                                         CHEUNG LABORATORIES, INC.



/s/_________________________                    By: /s/_______________________


                                                    MR. SUN SHOU YI, AS
                                                    REPRESENTATIVE OF MR. GAO
                                                    YU WEN



/s/_________________________                    By: /s/_______________________
                                                    Mr. Sun Shou Yi

319383.001(B&F)                                    3